Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTMEDIA ANNOUNCES PRICING OF ITS TENDER OFFER FOR ITS 10.75% SENIOR SUBORDINATED NOTES DUE 2011

Denver, Colorado, October 24, 2005 - NextMedia Operating, Inc. (“NextMedia”) announced today that it has determined the tender offer yield for the pending tender offer for any and all of its $200 million aggregate principal amount of 10.75% Senior Subordinated Notes due 2011 (“Notes”) and related consent solicitation. The tender offer and the consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated October 11, 2005.

The tender offer yield for bonds tendered and accepted will be 4.695%, which was determined as of 2:00 p.m., New York City time, on October 21, 2005 by reference to a fixed spread of 0.50% over the yield to maturity based on the bid side price of the U.S. Treasury 2.75% Note due June 30, 2006.

Consideration for Notes validly tendered and not validly revoked before 5:00 p.m., New York City time, on October 25, 2005 (the “Consent Time”), assuming a settlement date of November 9, 2005, will be $1,090.04 per $1,000 principal amount of Notes (the “Total Consideration”), which includes a consent payment of $20.00 per $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Time.

Holders who validly tender Notes after the Consent Time but prior to 5:00 p.m., New York City time, on November 8, 2005, unless extended (the “Expiration Time”), will be eligible to receive the Tender Consideration, which is equal to the Total Consideration less the consent payment. Holders of Notes must validly tender and not validly withdraw their Notes at or prior to the Expiration Time in order to receive the Tender Consideration. Payment for Notes validly tendered and not validly revoked prior to the Consent Time or the Expiration Time, as applicable, will be made promptly after the Expiration Time.

The tender offer and consent solicitation are being made upon the terms, and subject to the conditions, set forth in the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, dated October 11, 2005. The obligation of NextMedia to accept for purchase and pay for the Notes in the tender offer is conditioned on, among other things, the completion by NextMedia of a new financing arrangement.

NextMedia has retained Goldman, Sachs & Co. to serve as the dealer manager for the tender offer and the consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Goldman, Sachs & Co. at (877) 686-5059 or (212) 357-7867. Requests for documents in connection with the tender offer and the consent solicitation may be directed to Global Bondholder Services Corporation, the information agent, at (212) 430-3774.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 58 stations in 14 markets throughout the United States and more than 5,200 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 2,100 retail locations across the United States. Investors in

NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Tailwind Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the Company’s directors or officers, primarily with respect to future operating performance of the Company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.